                                3,000,000 Shares


                            YOUNG BROADCASTING INC.


                              Class A Common Stock

                             UNDERWRITING AGREEMENT
                             ----------------------

                                                             As of June 20, 2001

Credit Suisse First Boston Corporation
     Eleven Madison Avenue,
      New York, N.Y.  10010-3629

Dear Sirs:

     1. Introductory. Young Broadcasting Inc., a Delaware corporation ("Company"), proposes to issue and sell to Credit Suisse First Boston Corporation ("CSFBC" or the "Underwriter") 3,000,000 shares of its Class A Common Stock, par value $0.001 per share ("Securities")(such 3,000,000 shares of Securities being hereinafter referred to as the "Firm Securities"). The Company also proposes to sell, at the option of the Underwriter, an aggregate of not more than 450,000 additional outstanding shares of the Company's Securities, as set forth below (such 450,000 additional shares being hereinafter referred to as the "Optional Securities"). The Firm Securities and the Optional Securities are herein collectively called the "Offered Securities". The Company hereby agrees with the Underwriter as follows:

     2. Representations and Warranties of the Company. (a) The Company represents and warrants to, and agrees with, the Underwriter that:

          (i) A registration statement (No. 333-62314) relating to the Offered Securities, including a form of prospectus, has been filed with the Securities and Exchange Commission ("Commission") and has become effective under the Securities Act of 1933 ("Act") and is not proposed to be amended. Such registration statement as of the date of this Agreement is hereinafter referred to as the "Registration Statement" and the prospectus included in the Registration Statement as supplemented to reflect the terms of the offering of the Offered Securities as filed with the Commission pursuant to and in accordance with Rule 424(b) ("Rule 424(b)") under the Act, including all material incorporated by reference therein, is hereinafter referred to as the "Prospectus". No document has been or will be prepared or distributed in reliance on Rule 434 under the Act.

          (ii) On the effective date of the Registration Statement, the Registration Statement conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission ("Rules and Regulations") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the date of this Agreement, the Registration Statement and the Prospectus conform, in all material respects to the requirements of the Act and the Rules and Regulations, and neither of such documents includes, or will include as of the date of any amendment or supplement thereto or any Closing Date (as defined below), any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading except that the foregoing does not apply to statements in or omissions from a Registration Statement or the Prospectus based upon written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b) hereof.

          (iii) No order preventing or suspending the use of any preliminary prospectus has been issued by the Commission. No stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened by the Commission.

          (iv) The financial statements, and the related notes thereto, included in the Registration Statement and the Prospectus present fairly the financial position of the Company as of the dates indicated and the results of its operations and changes in its cash flows for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis.

          (v) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the capital stock or long-term debt of the Company, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of the Company, otherwise than as set forth or contemplated in the Prospectus; and, except as set forth or contemplated in the Prospectus, the Company has not entered into any transaction or agreement (whether or not in the ordinary course of business) material to the Company.

          (vi) The Company has been incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of the Company ("Material Adverse Effect").

          (vii) Each of the Company and the corporate subsidiaries of the Company (the "Corporate Subsidiaries") has been incorporated, is validly existing and is in good standing as a corporation under the laws of its jurisdiction of incorporation, with all requisite corporate power and authority to own its properties and conduct its business as now conducted, and as described in the Prospectus; each of the Company and the Corporate Subsidiaries is qualified to do business as a foreign corporation in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the general affairs, management, business, condition (financial or otherwise), prospects or results of operations of the Company and the subsidiaries, taken as a whole (any such event, a "Material Adverse Effect"). Each of the partnership subsidiaries of the Company (the "Partnership Subsidiaries") has been formed, is validly existing and is in good standing as a limited partnership under the laws of the jurisdiction of its organization, with all requisite partnership power and authority to own its property and conduct its business as now conducted, and as described in the Prospectus; each Partnership Subsidiary is qualified or registered to transact business in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification or registration, except to the extent that the failure to be so qualified or registered would not, individually or in the aggregate, have a Material Adverse Effect. All necessary filings with respect to the formation of the Partnership Subsidiaries as limited partnerships have been made.

          (viii) This Agreement has been authorized, executed and delivered by the Company.

          (ix) The Company has an authorized capitalization as set forth in the Prospectus and such authorized capital stock conforms as to legal matters to the description thereof set forth in the Pro-spectus, and all of the outstanding shares of capital stock of the Company have been authorized and validly issued, are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; and, except as described in or expressly contemplated by the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company, any such convertible or exchangeable securities or any such rights, warrants or options.

          (x) The Offered Securities to be delivered by the Company on each Closing Date hereinafter mentioned have been authorized, and, when issued and delivered to and paid for by the Underwriter in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and will conform to the descriptions thereof in the Prospectus; and the issuance of the Offered Securities is not subject to any preemptive or similar rights.

          (xi) The Company is not, nor with the giving of notice or lapse of time or both would the Company be, in violation of or in default under its certificate of incorporation or by-laws or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which it or any of its properties is bound, except for violations and defaults which would not, individually or in the aggregate, have a Material Adverse Effect.

          (xii) The performance by the Company of its obligations under this Agreement and the consummation of the transactions contemplated herein and in the Prospectus will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company are subject, in each case except for such breaches, conflicts or defaults as would not, individually or in the aggregate, have a Material Adverse Effect, nor will any such action result in any violation of the provisions of (x) the certificate of incorporation, (y) the by-laws of the Company, or (z) any violation of any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties which would not, in the case of this clause (z), individually or in the aggregate have a Material Adverse Effect.

          (xiii) No consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement and the Prospectus, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained under the Act and as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Offered Securities by the Underwriter.

          (xiv) Except as set forth in the Prospectus, there are no legal or governmental investigations, actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its properties or to which the Company is or may be a party or to which any property of the Company is or may be the subject which, if determined adversely to the Company, could, individually or in the aggregate, have, or reasonably be expected to have, a Material Adverse Effect, and, to the knowledge of the Company, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

          (xv) The Company has good title to all items of real property and good title to all personal property owned by it, in each case free and clear of all liens, encumbrances and defects ex-cept such as are described or referred to in the Prospectus or such as do not materially interfere with the use made or proposed to be made of such property by the Company; and any real property and buildings held under lease by the Company are held by them under valid, existing and enforceable leases with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such property and buildings by the Company.

          (xvi) No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other hand, which is required by the Act to be described in the Registration Statement and the Prospectus which is not so described.

          (xvii) No person has the right to require the Company to register any securities for offering and sale under the Act by reason of the filing of the Registration Statement with the Commission or the sale of the Offered Securities pursuant hereto, except for rights which have been waived.

          (xviii) The Company is not, and after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended ("Investment Company Act").

          (xix) Ernst & Young LLP ("Ernst & Young"), who have certified certain financial statements of the Company, are independent public accountants as required by the Act.

          (xx) The Company has filed all federal, state, local and foreign tax returns which have been required to be filed and has paid all taxes shown thereon and all assessments received by it to the extent that such taxes have become due and are not being contested in good faith; and, except as disclosed in the Registration Statement and the Prospectus, no tax deficiency has been determined adversely to the Company which has had, nor does the Company have any knowledge of any tax deficiency which if determined adversely to the Company might have, a Material Adverse Effect.

          (xxi) The Company has not taken nor will it take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Securities.

          (xxii) The statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources which are believed by the Company to be reliable.

          (xxiii) Except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company owns, possesses or has obtained all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities (including foreign regulatory agencies), all self-regulatory organizations and all courts and other tribunals, domestic or foreign, necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as conducted as of the date hereof, and the Company has not received any actual notice of any proceeding relating to revocation or modification of any such license, permit, certificate, consent, order, approval or other authorization, except as set forth in the Registration Statement and the Prospectus, and the Company is in compliance with all laws and regulations relating to the conduct of its business as conducted as of the date hereof.

          (xxiv) The Company owns, is licensed to use or otherwise possesses adequate rights to use the patents, patent rights, licenses, inventions, trademarks, service marks, trade names, copyrights and know-how, including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems, processes or procedures (collectively, "Intellectual Property"), reasonably necessary to carry on the business conducted by it, except to the extent that the failure to own, be licensed to use or otherwise possess adequate rights to use such Intellectual Property would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; except as set forth in the Prospectus, the Company has not received any notice of infringement of or conflict with, and the Company has no knowledge of any infringement of or conflict with, asserted rights of others with respect to its Intellectual Property which could reasonably be expected to result in a Material Adverse Effect; except as set forth in the Prospectus, the discoveries, inventions, products or processes of the Company referred to in the Registration Statement and the Prospectus do not, to the knowledge of the Company, infringe or conflict with any right or patent of any third party, or any discovery, invention, product or process which is the subject of a patent application filed by any third party which patent application has been published or is otherwise known to the Company which could reasonably be expected to result in a Material Adverse Effect; except as set forth in the Prospectus, the Company is not obligated to pay a royalty, grant a license or provide other consideration to any third party in connection with its patents, patent rights, licenses, inventions, trademarks, service marks, trade names, copyrights and know-how which could reasonably be expected to result in a Material Adverse Effect.

          (xxv) There are no existing or, to the knowledge of the Company, threatened labor disputes with the employees of the Company which are likely to have a Material Adverse Effect.

          (xxvi) The Company carries, or is covered by, insurance in such amounts and covering such risks as is customary for companies engaged in similar businesses in similar industries.

          (xxvii) The Company (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, "Environmental Laws"), (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its businesses and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or other approvals would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (xxviii) Each employee benefit plan within the meaning of Section
     3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and its affiliates has been maintained in material compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended ("Code"); no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; for each such plan which is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no "accumulated funding deficiency", as defined in Section 412 of the Code, has been incurred, whether or not waived, and the fair market value of the assets of each such plan that is subject to Title IV of ERISA (excluding for these purposes accrued but unpaid contributions) exceed the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

          (xxix) The Securities are listed on the Nasdaq Stock Market's National Market.

          (xxx) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the

     Company or the Underwriter for a brokerage commission, finder's fee or other like payment in connection with this offering.

          (xxxi) The affiliation agreements between each of the broadcast television stations of the Company and the Subsidiaries, as applicable, and CBS and ABC, as applicable, have been authorized, executed and delivered by the Company and the Subsidiaries, as applicable, and are the valid and legally binding obligations of the respective parties thereto and the description of such affiliation agreements under the caption "Business -- Network Affiliation Agreements" in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 (the "2000 Form 10-K") incorporated by reference into the Prospectus is a fair and accurate summary thereof.

     3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriter, and the Underwriter agrees, to purchase from the Company, at a purchase price of $34.50 per share, the Firm Securities.

     The Company will deliver the Firm Securities to the Underwriter for the account of the Underwriter, against payment of the purchase price in Federal (same day) funds by wire transfer to an account at a bank acceptable to CSFBC, at the office of Cahill Gordon & Reindel, at 9:00 A.M., New York time, on June 26, 2001, or at such other time not later than seven full business days thereafter as CSFBC and the Company determine, such time being herein referred to as the "First Closing Date". The certificates for the Firm Securities so to be delivered will be in definitive form, in such denominations and registered in such names as CSFBC requests and will be made available for checking and packaging at the above office of Cahill Gordon & Reindel at least 24 hours prior to the First Closing Date.

     In addition, upon written notice from CSFBC given to the Company from time to time not more than 30 days subsequent to the date of the Prospectus, the Underwriter may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities. The Company agrees to sell to the Underwriter the number of Optional Securities specified in such notice and the Underwriter agrees to purchase such Optional Securities. Such Optional Securities shall be purchased from the Company only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by CSFBC to the Company.

     Each time for the delivery of and payment for the Optional Securities, being herein referred to as an "Optional Closing Date", which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a "Closing Date"), shall be determined by CSFBC but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Company will deliver the Optional Securities being purchased on each Optional Closing Date to the Underwriter for the account of the Underwriter, against payment of the purchase price therefor in Federal (same day) funds by wire transfer to an account at a bank acceptable to CSFBC, at the above office of Cahill Gordon & Reindel. The certificates for the Optional Securities being purchased on each Optional Closing Date will be in definitive form, in such denominations and registered in such names as CSFBC requests upon reasonable notice prior to such Optional Closing Date and will be made available for checking and packaging at the above office of Cahill Gordon & Reindel at a reasonable time in advance of such Optional Closing Date.

     4. Offering by Underwriter. It is understood that the Underwriter proposes to offer the Offered Securities for sale to the public as set forth in the Prospectus.

     5. Certain Agreements of the Company. The Company agrees with the Underwriter that:

          (a) The Company will file the Prospectus with the Commission pursuant to and in accordance with Rule 424(b) (2) (or, if applicable and if consented to by CSFBC, subparagraph (5)) not later than the second business day following the execution and delivery of this Agreement.

     The Company will advise CSFBC promptly of any such filing pursuant to Rule 424(b).

          (b) The Company will advise CSFBC promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and will not effect such amendment or supplementation without CSFBC's consent which shall not be unreasonably withheld or delayed; and the Company will also advise CSFBC promptly of the effectiveness of any amendment or supplementation of the Registration Statement or the filing of any supplement to the Prospectus and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement and will use its reasonable best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

          (c) If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by the Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will promptly notify CSFBC of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither CSFBC's consent to, nor the Underwriter's delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

          (d) As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the Effective Date of the Registration Statement which will satisfy the provisions of Section 11(a) of the Act. For the purpose of the preceding sentence, "Availability Date" means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Company's fiscal year, "Availability Date" means the 90th day after the end of such fourth fiscal quarter.

          (e) The Company will furnish to the Underwriter copies of the Registration Statement, including all exhibits, each related preliminary prospectus, and, so long as a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by the Underwriter or dealer, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as CSFBC reasonably requests. The Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the execution and delivery of this Agreement. All other such documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriter all such documents.

          (f) The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as CSFBC designates and will continue such qualifications in effect so long as required for the distribution.

          (g) During the period of 5 years hereafter, the Company will furnish to the Underwriter, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Underwriter (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Securities Exchange Act of 1934 or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as CSFBC may reasonably request.

          (h) For a period of 90 days after the date of the public offering of the Offered Securities, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any additional shares of its Securities or securities convertible into or exchangeable or exercisable for any shares of its Securities, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of CSFBC, except for (i) employee stock options granted or Securities issued upon the exercise of employee stock options granted or to be granted under the Company's employee stock option plans existing on the date hereof (ii) Securities issued upon exercise of warrants existing on the date hereof or (iii) file a registration statement with respect to up to 125,000 Securities which may be sold by Vincent J. Young.

          (i) The Company agrees with the Underwriter that the Company will pay all expenses incident to the performance of the obligations of the Company under this Agreement, for any filing fees and other expenses (including fees and disbursements of counsel) in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as CSFBC designates and the printing of memoranda relating thereto, for the filing fee incident to, and the reasonable fees and disbursements of counsel to the Underwriter in connection with, the review by the National Association of Securities Dealers, Inc. of the Offered Securities, for any travel expenses of the Company's officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities and for expenses incurred in distributing preliminary prospectuses and the Prospectus (including any amendments and supplements thereto) to the Underwriter.

     6. Conditions of the Obligations of the Underwriter. The obligation of the Underwriter to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

          (a) The Underwriter shall have received a letter, dated the date hereof of Ernst & Young confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating to the effect that:

               (i) in their opinion the financial statements and schedules examined by them and included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

               (ii) they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 71, Interim Financial Information, on the unaudited financial statements included in the Registration Statement;

               (iii) on the basis of the review referred to in clause (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                   (A) the unaudited financial statements included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements for them to be in conformity with generally accepted accounting principles;

                   (B) at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of this Agreement, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Company or, at the date of the latest available balance sheet read by such accountants, there was any decrease in total current assets or total assets, as compared with amounts shown on the latest balance sheet included in the Prospectus; or

                   (C) for the period from the closing date of the latest income statement included in the Prospectus to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year, in total revenues or any increases, as compared with the corresponding period of the previous year, in loss from operations or in the total or per share amounts of net loss;

          except in all cases set forth in clauses (B) and (C) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                (iv) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Registration Statement (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

          (b) The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement. Prior to such Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Underwriter, shall be contemplated by the Commission.

          (c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which, in the judgment of a majority in interest of the Underwriter, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by U.S. Federal or New York authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of the Underwriter, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

          (d) The Underwriter shall have received an opinion, dated such Closing Date, of Sonnenschein Nath & Rosenthal, counsel for the Company, to the effect that:

                (i) each of the Company and the Corporate Subsidiaries is validly existing and in good standing under the laws of its respective jurisdiction of incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus. Each of the Company and the Corporate Subsidiaries is qualified as a foreign corporation in each jurisdiction where, to our knowledge, the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect.

                (ii) Each Partnership Subsidiary is validly existing as a limited partnership under the laws of the jurisdiction of its organization, has the partnership power and authority to own its property and to conduct its business as described in the Prospectus and is qualified or registered to transact business in each jurisdiction in which, to our knowledge, the conduct of its business or its ownership or leasing of property requires such qualification or registration, except to the extent that the failure to be so qualified or registered would not, individually or in the aggregate, have a Material Adverse Effect; all necessary filings with respect to the formation of the Partnership Subsidiaries as limited partnerships have been made; and all the issued and outstanding partnership interests of each Partnership Subsidiary have been authorized and validly issued and to such counsel's knowledge were not issued in violation of any preemptive or similar rights.;

                (iii) other than as set forth or contemplated in the Prospectus and to the knowledge of such counsel, there are no legal or governmental investigations, actions, suits or proceedings pending or threatened against or affecting the Company or any of its properties or to which the Company is or may be a party or to which any property of the Company is or may be the subject which, if determined adversely to the Company, could, individually or in the aggregate, have, or reasonably be expected to have, a Material Adverse Effect, and, to the knowledge of such counsel, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; and such counsel does not know of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

                (iv) this Agreement has been authorized, executed and delivered by the Company;

                (v) the authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus;

                (vi) all of the outstanding shares of capital stock of the Company have been validly authorized and issued, are fully paid and non-assessable and are free of statutory and, to such counsel's knowledge, contractual pre-emptive rights; and, except as described in or expressly contemplated by the Prospectus and to such counsel's knowledge, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company, any such convertible or exchangeable securities or any such rights, warrants or options;

                (vii) the Offered Securities to be delivered by the Company on the First Closing Date have been authorized, and when issued and delivered to and paid for by the Underwriter in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable; and the issuance of the Offered Securities is not subject to any pre-emptive or similar rights;

                (viii) the statements in the Prospectus under "Description of Securities -- Capital Stock" and in the Registration Statement in Item 15, insofar as such statements constitute a summary of the legal matters or documents referred to therein, fairly summarize in all material respects such matters or documents;

                (ix) The Registration Statement was declared effective under the Act as of the date and time specified in such opinion, the Prospectus either was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein, and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and the Registration Statement and the Prospectus, and each amendment or supplement thereto, as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Act and the Rules and Regulations;

                (x) such counsel shall state that no facts have come to their attention to cause them to believe that (A) the Registration Statement and the prospectus included therein (other than any financial statements and related schedules and other financial or related statistical information therein as to which no belief is expressed) at its effective date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading or
          (B) the Prospectus (other than any financial statements and related schedules and other financial or related statistical information therein as to which no belief is expressed), as of its date and as of the Closing Date or the Additional Closing Date, as the case may be, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading;

                (xi) except with respect to issues covered by an opinion of communications counsel to the Company delivered as required by Section 6(e), below, no consent, approval, authorization, order, license, registration or qualification with any Delaware or U.S. federal governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement and the Prospectus, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained under the Act and as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Offered Securities by the Underwriter;

                (xii) to the knowledge of such counsel, no person has the right to require the Company to register any securities for offering and sale under the Act by reason of the filing of the Registration Statement with the Commission or, the sale of the Offered Securities pursuant hereto, except for rights which have been waived;

                (xiii) the Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, will not be required to register as an "investment company" as such term is defined in the Investment Company Act; and

                (xiv) the execution, delivery and performance by the Company of its obligations under this Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any contract, agreement or instrument that is an exhibit to the Registration Statement, nor will any such action result in any violation of the provisions of the certificate of incorporation or the by-laws of the Company or (a) any applicable Delaware or U.S. federal law or statute or (b) to such counsel's knowledge, any order of any court or governmental agency or body having jurisdiction over the Company or any of its properties, or any rule or regulation of any Delaware or U.S. federal court or governmental agency or body having jurisdiction over the Company or any of its properties, except for such conflicts, breaches and defaults which would not, individually or in the aggregate, have a Material Adverse Effect, except that such counsel expresses no opinion with respect to state securities or blue sky laws or with respect to the rights to indemnity and contribution under this Agreement.

          (e) The Underwriter shall have received an opinion, dated such Closing Date, of Wiley, Rein & Fielding, communications counsel for the Company to the effect that:

               (i) assuming that neither the Underwriter nor any direct or indirect transferee of the Offering Securities will acquire an attributable interest in the Company (as determined under applicable rules, regulations and policies of the Federal Communications Commission (the "FCC")) as a result of the acquisition of the Offered Securities, the execution and delivery by each of the Company of, and the performance by the Company of its obligations under, this Agreement, did not or will not result in a violation of the Communications Act of 1934, as amended (the "Communications Act"), or any order, rule or regulation of the FCC;

               (ii) no consent, approval, authorization, order, registration or qualification of or with any governmental agency or body is required under the Communications Act or the rules and regulations of the FCC for the execution and delivery by each of the Company of, and the performance by the Company of its obligations under, this Agreement;

               (iii) the Company and the Subsidiaries are the holders of the Licenses issued by the FCC listed in an attachment to such opinion (the "FCC Licenses"), all of which are validly issued by the FCC and in full force and effect, with no material restrictions or qualifications other than as described in the Prospectus and to the best of such counsel's knowledge based solely on the description of the business and properties of the Company and the Subsidiaries in the Prospectus and given by the Company to such counsel, such FCC Licenses constitute all of the FCC Licenses necessary for the Company and the Subsidiaries to own their properties and to conduct their businesses in the manner and to the full extent now operated or proposed to be operated as described in the Prospectus;

               (iv) other than matters described in the Prospectus and except as to any other matters relating to the television broadcast industry in general which would not have a Material Adverse Effect, such counsel after due inquiry does not know of (A) any proceedings threatened, pending or contemplated before the FCC against or involving the properties, businesses or Licenses of the Company and the Subsidiaries, or (B) any communications laws or regulations of the United States applicable to such properties, businesses or Licenses, which in either case could have a Material Adverse Effect;

                (v) the statements in the Prospectus under the captions "Risk Factors -- Our business has been, and continues to be, subject to extensive governmental legislation and regulation, which may restrict our ability to pursue our business strategy and/or increase our operating expenses" and under the caption "Federal Regulation of Television Broadcasting" in the 2000 Form 10-K incorporated by reference into the Prospectus insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly summarizes the matters referred to therein and such counsel does not believe that such statements as of the date of the Prospectus and the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading.

     In rendering such opinion, counsel may state that it expresses no opinion with respect to any matters other than those arising under the Communications Act and the published rules and regulations promulgated thereunder by the FCC, and may rely as to all matters of fact relevant to such opinion on certificates and written statements of officers and employees of the Company; provided, however, that all such certificates and
                               --------  -------
     statements shall be satisfactory to you in all material respects and attached to such counsel's opinion.

          (f) The Underwriter shall have received from Cahill Gordon & Reindel, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities delivered on such Closing Date, the Registration Statements, the Prospectus and other related matters as the Underwriter may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          (g) The Underwriter shall have received a certificate, dated such Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; and, subsequent to the dates of the most recent financial statements in the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the Prospectus or as described in such certificate.

          (h) The Underwriter shall have received a letter, dated such Closing Date, of Ernst & Young which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to such Closing Date for the purposes of this subsection.

          (i) On or prior to the First Closing Date of this Agreement, the Underwriter shall have received lockup letters from each of the executive officers and directors of the Company which the Company has been able to obtain using its reasonable best efforts.

The Company will furnish the Underwriter with such conformed copies of such opinions, certificates, letters and documents as the Underwriter reasonably requests. CSFBC may in its sole discretion waive com-pliance with any conditions to its obligations hereunder, whether in respect of an Optional Closing Date or otherwise.

     7. Indemnification and Contribution. (a) The Company will indemnify and hold harmless the Underwriter, its directors, officers and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which the Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Underwriter for any legal or other expenses reasonably incurred by the Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in subsection (b) below; and provided, further, that with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from any preliminary prospectus the indemnity agreement contained in this subsection (a) shall not inure to the benefit of the Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased the Offered Securities concerned, to the extent that a prospectus relating to such Offered Securities was required to be delivered by such Underwriter under the Act in connection with such purchase and any such loss, claim, damage or liability of the Underwriter results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Offered Securities to such person, a copy of the Prospectus if the Company had previously furnished copies thereof to the Underwriter.

     (b) The Underwriter will indemnify and hold harmless the Company, its directors, officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by the Underwriter consists of the following information in the Prospectus furnished on behalf of the Underwriter: the concession and reallowance figures appearing in the fourth paragraph under the caption "Underwriting" and the information contained in the tenth and eleventh paragraphs under the caption "Underwriting".

     (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes (i) an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

     (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Securities or
(ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriter. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     (e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each partner, officer and director of the Underwriter and to each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act; and the obligations of the Underwriter under this Section shall be in addition to any liability which the Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of Section 15 of the Act..

     8. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If for any reason the purchase of the Offered Securities by the Underwriter is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by them pursuant to
Section 5 and the respective obligations of the Company and the Underwriter pursuant to Section 7 shall remain in effect, and if any Offered Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Offered Securities by the Underwriter is not consummated for any reason other than solely because of the occurrence of any event specified in clause (iii),
(iv) or (v) of Section 6(c), the Company will reimburse the Underwriter for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by it in connection with the offering of the Offered Securities.

     9. Notices. All communications hereunder will be in writing and, if sent to the Underwriter, will be mailed, delivered or telegraphed and confirmed to CSFBC at Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention:
Transactions Advisory Group, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to the Company at its offices at 599 Lexington Avenue, 47th Floor, New York, New York 10022, Attention: Vincent J. Young, Chairman, copy to Sonnenschein Nath & Rosenthal, 1221 Avenue of the Americas, New York, New York 10022, Attention: Robert L. Winikoff, Esq., Telecopier number 212-768-6800.

     10. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective personal representatives and successors and the officers and directors and controlling persons referred to in
Section 7, and no other person will have any right or obligation hereunder.

     11. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

     12. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

     The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

     If the foregoing is in accordance with the Underwriter's understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the Underwriter in accordance with its terms.


                         Very truly yours,

                              YOUNG BROADCASTING INC.

                                 By../s/James A. Morgan

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

  Credit Suisse First Boston Corporation


   By  /s/Janine Shelffo
          Director